UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2016

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2016,  Synergy Pharmaceuticals Inc. (the “Company”) entered into an amendment to the employment agreement for Gary S. Jacob, CEO and Chairman.  The amendment, among other things, provides that if executive’s employment is terminated by the Company other than for cause or as a result of executive’s death or disability or if executive terminates his employment for good reason and such termination occurs within one year following a change of control, executive shall receive a payment equal to the executive’s target bonus for the year in which the termination occurs, on a pro-rated basis.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

10.1                        Amendment to Amended and Restated Executive Employment Agreement dated January 18, 2016 by and between Synergy Pharmaceuticals Inc. and Gary S. Jacob.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 21, 2016

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer